SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT


          THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") is made as of April __, 1999 by and between LASALLE NATIONAL BANK, its successors and assigns ("Bank"), WESTELL TECHNOLOGIES, INC. ("WTI"), WESTELL, INC. ("Westell"), WESTELL INTERNATIONAL, INC. ("International"), AND
CONFERENCE PLUS, INC. ("CPI"). WTI, Westell, International and CPI are collectively referred to herein as "Borrowers".

                                   BACKGROUND

          A. Bank and Borrowers are parties to a Loan and Security Agreement dated as of October 13, 1998, as amended as of February 24, 1999 (the "Loan Agreement"), pursuant to which Bank has made loans and advances to Borrowers.

          B. Borrowers have informed Bank that WTI desires to enter into a Securities Purchase Agreement (the "SPA") with certain "Purchasers" (as defined in the SPA) and, in conjunction therewith (i) to sell and issue to Purchasers certain "Debentures" and "Warrants" (both as defined in the SPA), and (ii) to enter into a Registration Rights Agreement (as defined in the SPA) with Purchasers. Borrowers jointly and severally represent and warrant to Bank that they have attached hereto, as Exhibit A, true and correct copies of the SPA, the Warrants, the Debentures and the Registration Rights Agreement (as well as any other documents or instruments being executed and/or issued in connection therewith).

          C. Borrowers have agreed, as an inducement to Bank entering into this Amendment, that the obligations of Borrowers to Purchasers under the SPA and related documents, as well as any security granted to Purchasers by Borrowers with respect thereto, shall be subject, subordinate and junior to the Obligations as set forth in the form of Subordination Agreement attached hereto as Exhibit B (the "Subordination Agreement").

          D. Borrowers have requested that the parties enter into this Amendment in order to make certain modifications to the Loan Agreement in connection with the execution of the Subordinate Documents (as defined in the Subordination Agreement).

          E. Borrowers have also requested that Bank amend certain of the financial covenants set forth in the Loan Agreement.

          F. Bank is agreeable to making such modifications on the terms and conditions contained herein.

          G. Terms used herein but not defined herein shall have the same meanings assigned to them in the Loan Agreement.

                                     CLAUSES

          NOW, THEREFORE, in consideration of the premises set forth above and the mutual promises contained in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Bank agree as follows:

          SECTION 1 Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

          1.1 Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in their appropriate alphabetical position:

          "'Debentures' means those certain 6% Subordinated Convertible Debentures dated April , 1999 issued by WTI to Purchasers in the aggregate principal amount of $20,000,000."

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          "'SPA' means that certain Securities Purchase Agreement dated as of
          April , 1999 between WTI and Purchasers."

          "'Purchasers' means Castle Creek Technology Partners LLC, Marshall Capital Management, Inc., and Capital Ventures International.

          "'Registration Rights Agreement' means that certain Registration Rights Agreement dated April , 1999 between WTI and Purchasers."

          "'Subordination Agreement' means that certain Subordination Agreement dated April , 1999 by Purchasers in favor of the Bank."

          "'Warrants' means those certain Stock Purchase Warrants dated April , 1999 issued by WTI to Purchasers."

          1.2 The definition of "Permitted Liens" is hereby amended by adding the following new clause (viii):

               "(viii) liens granted to Purchasers in the personal property assets of WTI, Westell and International to secure (and only secure) the obligations of WTI under the Debentures and which are subject, subordinate and junior to the rights of Bank in and to the Collateral pursuant to the Subordination Agreement."

          1.3 Section 6.1(b) of the Loan Agreement is hereby amended and restated in its entirety as follows:

          "6.1 (b)  Financial Covenants.  Borrowers shall maintain:

          (i) a maximum aggregate fiscal year-to-date (net loss)/ minimum net income (exclusive of extraordinary income and losses) for the interim periods ending on the dates set forth below in the amounts set forth below;

                 End of Period     (Net Loss)/Net Income
                    3/31/99           ($35,000,000)
                    6/30/99           ($ 5,000,000)
                    9/30/99           ($ 7,000,000)
                   12/31/99           ($ 7,500,000)
                    3/31/00           ($ 9,000,000)
                    6/30/00           ($ 1,000,000)
                    9/30/00           ($ 1,500,000)
                   12/31/00           ($ 2,000,000)
                    3/31/01           ($ 2,000,000)
                    6/30/01            $ 1,000,000
                    9/30/01            $ 2,000,000
                   12/31/01            $ 3,000,000
                    3/31/02            $ 4,000,000
                    6/30/02             $1,000,000

          (ii) at all times, a Leverage Ratio of not more than 1.2:1.0, measured on a monthly basis; and

          (iii) at all times, a Current Ratio of not less than 1.8:1.0, measured on a monthly basis."

          1.4 Section 6.1(c) of the Loan Agreement is hereby amended by inserting the following clause (xv) at the end thereof:

               "(xv) All information and notices provided or given by any Borrowers or any of their Affiliates to Purchasers, simultaneously with the transmittal thereof to Purchasers."

          1.5 Section 7.6 of the Loan Agreement is hereby amended and restated in its entirety as follows:

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          "7.6 Material Agreements.  If: (a) any Borrower defaults, or a default or an event of default occurs, under or in the performance of any material agreement, document or instrument, whether for borrowed money or otherwise, and such default, breach, or event of default continues beyond any applicable grace period thereunder and the effect of which shall be to cause the holder of such obligation, agreement, document or instrument, or the person to whom such obligation is owed to cause such obligation to become due prior to its stated maturity or otherwise accelerated; or (b) there occurs an Event of Failure under any of the Debentures and any "Holder" (as such term is defined in the Debentures) delivers to WTI a "Demand Redemption Notice" (as such term is defined in the Debentures) in accordance with the terms and provisions of the Debentures."

          1.6 Schedule 5.16 of the Loan Agreement is hereby amended and restated in its entirety in the form of Exhibit C hereto.

          SECTION 2 Approval. Bank hereby approves (a) WTI's entering into the SPA and the Registration Rights Agreement, and (b) WTI's issuance of the Debentures and the Warrants. Such approval, however, does not extend to any actions, transactions, circumstances or events which may occur or transpire after the date hereof pursuant to, under or in connection with any of the foregoing documents and which may constitute breaches, failures or defaults under the Loan Agreement.

          SECTION 3 Representations and Warranties. To induce Bank to amend the Loan Agreement and consider making future loans thereunder, Borrowers jointly and severally represent and warrant to Bank that:

          3.1 Compliance with Loan Agreement. On the date hereof, Borrowers are in compliance with all of the terms and provisions set forth in the Loan Agreement (as modified by this Amendment) and no Event of Default specified in
Article VII of the Loan Agreement (as modified by this Amendment) nor any event which, upon notice or lapse of time, or both, would constitute such an Event of Default, has occurred.

          3.2 Representations and Warranties. On the date hereof, the representations and warranties and covenants set forth in Articles V and VI of the Loan Agreement (as modified by this Amendment) are true and correct with the same effect as though such representations and warranties and covenants had been warranties and covenants expressly related to an earlier date.

          3.3 Corporate Authority. Borrowers have full power and authority to enter into this Amendment, to make the borrowings under the Loan Agreement as amended by this Amendment, and to incur and perform the obligations provided for under the Loan Agreement and this Amendment, all of which have been duly authorized by all proper and necessary corporate action. No consent or approval of stockholders or of any public authority or regulatory body is required as a condition to the validity or enforceability of this Amendment.

          3.4 Amendment as Binding Agreement. This Amendment constitutes the valid and legally binding obligation of Borrowers, and is fully enforceable against Borrowers in accordance with its terms.

          3.5 No Conflicting Agreements. The execution and performance by Borrowers of this Agreement will not (i) violate any provision of law, any order of any court or other agency of government, or the Articles of Incorporation or By-Laws of any Borrowers, or (ii) violate any indenture, contract, agreement or other instrument to which any Borrower is a party, or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, contract, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of any Borrower.

          SECTION 4 Conditions  Precedent.  The  agreement by Bank  to amend the

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Loan Agreement is subject to the following conditions precedent:

          4.1 Corporate Authority. Borrowers shall have provided to Bank certified copies of the unanimous written consent of their respective Boards of Directors authorizing the execution, delivery and performance by Borrowers of this Amendment and the agreements, instruments and documents executed in connection herewith.

          4.2  Subordination  Agreement.   Borrowers and  Purchasers shall  have
executed and delivered to Bank the Subordination Agreement.

          4.3 Stock Pledge Agreement. WTI shall have executed and delivered to Bank a Stock Pledge Agreement satisfactory to Bank in form and substance, granting to Bank a lien on and security interest in all of the issued and outstanding shares of Westell, International, and Schoolhouse Interactive, Inc.

          SECTION 5 General Provisions.

          5.1 Except as amended by this Amendment, the terms and provisions of the Loan Agreement shall remain in full force and effect and are in all other respects ratified and confirmed.

          5.2 This Amendment shall be construed in accordance with and governed by the laws of the State of Illinois.

          5.3 This Amendment may be executed in any number of counterparts.

          5.4 Borrowers hereby agree to pay all out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation and consummation of this Amendment, and all other documents related thereto (whether or not any borrowings under the Loan Agreement as amended shall be consummated), including, without limitation, the reasonable fees and expenses of Bank's counsel, and any filing fees required in connection with the filing of any documents necessary to consummate the provisions of this Amendment.


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          IN WITNESS WHEREOF, Borrowers have caused this Amendment to be duly executed by their duly authorized officers and Bank has caused this Amendment to be executed by its duly authorized officer, all as of the day and year first above written.


WESTELL INTERNATIONAL, INC.             WESTELL TECHNOLOGIES, INC.
a Delaware corporation                  a Delaware corporation

By:                                     By:
Title:                                  Title:


CONFERENCE PLUS, INC.                   WESTELL, INC.
an Illinois corporation                 a Delaware corporation

By:                                     By:
Title:                                  Title:


                                        LASALLE NATIONAL BANK

                                       By:
                                     Title:

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